Exhibit 99.1

For more information:

Mike Campbell, 816-842-8181

FOR IMMEDIATE RELEASE	investorrelations@inergyservices.com

Inergy to Acquire Seneca Lake Gas Storage in New York State

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Accelerates Northeast Natural Gas Hub Strategy

Kansas City, MO (January 11, 2010) – Inergy, L.P. (NASDAQ:NRGY) announced today that its wholly-owned subsidiary, Inergy Midstream, LLC (“Inergy”) has executed a definitive agreement to purchase the Seneca Lake natural gas storage facility located in Schuyler County, New York, (“Seneca Lake”) and two related pipelines for approximately $65 million from New York State Electric & Gas Corporation (“NYSEG”).

Seneca Lake is an approximate 2.0 billion cubic feet (Bcf) underground salt cavern storage facility located on Inergy’s US Salt property outside Watkins Glen, NY, and has a maximum withdrawal capability of 145 MMcf/day and maximum injection capability of 75 MMcf/day. Seneca Lake is connected to the Dominion Transmission System via the 16-inch, 20 mile Seneca West Pipeline and indirectly to the city gate of Binghamton, NY, via the 12-inch, 37.5 mile Seneca East Pipeline, which runs within approximately 4 miles of Inergy’s Stagecoach North Lateral interconnect with the Millennium Pipeline.

“Inergy is extremely pleased to announce this agreement to acquire assets that are a strategic complement to our natural gas storage and transmission hub strategy,” said John Sherman, President and CEO of Inergy, L.P. “This acquisition expands our storage and transportation capacity and provides us with an important pipeline infrastructure that enhances the connectivity and flexibility we can offer customers on our system. The acquisition, which meets our investment criteria on a stand-alone basis, will also significantly enhance the value of Inergy’s existing assets and is expected to increase our economic return on future expansion projects in the northeast market.”

Inergy will conduct a live conference call and internet webcast Tuesday, January 12, 2010, to discuss its business outlook giving effect to the Seneca Lake transaction as well as the recently announced Liberty Propane, L.P. and MGS Corporation transactions. The call will begin at 3:15 p.m. CT. The call-in number for the management conference call is 1-877-405-3427, and the conference name is Inergy. The live internet webcast and the replay can be accessed on Inergy’s website, www.inergylp.com. A digital recording of the call will be available for one week following the call by dialing 1-800-642-1687 and entering the pass code 50395843.

Seneca Lake began commercial operation in 1996 and at close of the acquisition is expected to be contracted with a weighted average maturity of its firm storage capacity extending to 2015. The acquisition is subject to customary closing conditions and regulatory approvals. Inergy anticipates closing the transaction by mid-2010.

Diagram of Inergy’s Integrated Storage and Transportation Assets

Legend
Stagecoach
Steuben Gas Storage
Thomas Corners Gas Storage
Finger Lakes LPG Gas Storage
US Salt
Seneca Lake Gas Storage
CANADA
U.S.A.
Lake Ontario
Lake Erie
Buffalo
Empire
National Fuel
NY
Dominion
Seneca Lake West Pipeline
Seneca Lake East Pipeline
Millennium
MARCELLUS SHALE
Corning
Binghamton
Stagecoach
Tennessee
Marc I (Proposed)
PA
Scranton
Leidy Hub
Transco
Columbia
Texas Eastern
Iroquois
Algonquin
VT
MA
CT
NJ

About Inergy, L.P. and Inergy Holdings, L.P.

Inergy, L.P., headquartered in Kansas City, Mo., is among the fastest growing master limited partnerships in the country. The Company’s operations include the retail marketing, sale, and distribution of propane to residential, commercial, industrial, and agricultural customers. Today, Inergy serves nearly 800,000 retail customers from over 300 customer service centers throughout the United States. The Company also operates a 40 Bcf natural gas storage business; a liquid petroleum gas storage business; a solution-mining and salt production company; and a propane supply logistics, transportation, and wholesale marketing business that serves independent dealers and multi-state marketers in the United States and Canada.

Inergy Holdings, L.P.’s assets consist of its ownership interest in Inergy, L.P., including limited partnership interests, ownership of the general partners, and the incentive distribution rights.

This news release contains forward-looking statements, which are statements that are not historical in nature such as the expectation that the Seneca Lake transaction will close by mid-2010. Forward-looking statements are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or any underlying assumption proves incorrect, actual results may vary materially from those anticipated, estimated, or projected. Among the key factors that could cause actual results to differ materially from those referred to in the forward-looking statements are: weather conditions that vary significantly from historically normal conditions, the demand for high deliverability natural gas storage capacity in the Northeast, the general level of petroleum product demand and the availability of supplies, our ability to successfully implement our midstream business plan, whether necessary regulatory approvals will be obtained, our ability to generate available cash for distribution to unitholders, and the costs and effects of legal and administrative proceedings against us or which may be brought against us. These and other risks and assumptions are described in Inergy’s annual report on Form 10-K and other reports that are available from the United States Securities and Exchange Commission.

Corporate news, unit prices, and additional information about Inergy, including reports from the United States Securities and Exchange Commission, are available on the Company’s web site, www.InergyLP.com. For more information, contact Mike Campbell in Inergy’s Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com.

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